UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

Playboy Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2009, Playboy Enterprises, Inc. (the “Company”) announced that the Company’s Chief Financial Officer, Linda G. Havard, had tendered her resignation, to be effective as of December 31, 2009. On December 16, 2009, the Company announced that Robert D. Campbell, currently the Company’s Senior Vice President, Treasurer and Strategic Planning and Assistant Secretary, has been appointed interim Chief Financial Officer of the Company, effective as of January 1, 2010. Mr. Campbell, 48, joined the Company in 1992 as Director of Treasury Operations. He was promoted to Assistant Treasurer in 1993, Treasurer in 1995 and was named Vice President in 1998. Prior to joining the Company, Mr. Campbell held positions at FMC Corporation and The Equitable Life Assurance Society of the United States.

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On December 16, 2009, the Company issued a press release regarding the appointment of Mr. Campbell. A copy of the press release is furnished as an exhibit hereto.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued by Playboy Enterprises, Inc. on December 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2009	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard Shapiro
Howard Shapiro
Executive Vice President, Law and
Administration, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Playboy Enterprises, Inc. on December 16, 2009